Exhibit 99.1

SYNNEX Corporation Reports Fiscal 2019 Fourth Quarter and Full Year Results

Quarterly Cash Dividend Increased by 7% to $0.40 Per Share

Fremont, Calif., January 9, 2020 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2019.

	Q4 FY19	Q4 FY18(2)	Net change
Revenue ($M)	$6,581	$5,544	18.7%
Operating income ($M)	$268.3	$200.9	33.5%
Non-GAAP operating income ($M)(1)	$338.5	$267.8	26.4%
Operating margin	4.08%	3.62%	46 bps
Non-GAAP operating margin(1)	5.14%	4.83%	31 bps
Net income ($M)	$176.0	$115.2	52.8%
Non-GAAP net income ($M)(1)	$219.6	$173.6	26.5%
Diluted earnings per common share ("EPS")	$3.41	$2.45	39.2%
Non-GAAP Diluted EPS(1)	$4.26	$3.69	15.4%

“Our record financial performance in Q4, driven by strong contributions from our Technology Solutions and Concentrix segments, is a very satisfying conclusion to an exceptional year,” said Dennis Polk, SYNNEX President and CEO. “Fiscal 2019 was a defining year for SYNNEX, as we invested in, integrated and operated both businesses at scale, while generating solid returns from each segment. Fiscal 2020 will be another defining period as we plan to separate SYNNEX and Concentrix to further enable each entity to achieve its growth potential.”

Fourth Quarter Fiscal 2019 Highlights:

•

Technology Solutions: Revenue was $5.4 billion, up 17.4% from the prior fiscal year fourth quarter. Operating income was $167 million, or 3.1% of segment revenue, compared to $126 million, or 2.7% of segment revenue, in the prior fiscal year fourth quarter. Non-GAAP operating income was $178 million, or 3.3% of segment revenue, compared to $139 million, or 3.0% of segment revenue, in the prior fiscal year fourth quarter.

•

Concentrix: Revenue was $1.2 billion, up 24.7% from the prior fiscal year fourth quarter primarily due to the impact of the Convergys acquisition on October 5, 2018. Operating income was $101 million, or 8.4% of segment revenue, compared to $75 million, or 7.7% of segment revenue in the prior fiscal year fourth quarter. Non-GAAP operating income was $161 million, or 13.3% of segment revenue, compared to $129 million, or 13.2% of segment revenue, in the prior fiscal year fourth quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 8.8% compared to 7.9% in the prior fiscal year fourth quarter. The adjusted trailing fiscal four quarters ROIC was 11.0%.

	FY19	FY18(2)	Net change
Revenue ($M)	$23,757	$19,768	20.2%
Operating income ($M)	$813.8	$550.2	47.9%
Non-GAAP operating income ($M)(1)	$1,095.7	$719.7	52.2%
Operating margin	3.43%	2.78%	65 bps
Non-GAAP operating margin(1)	4.61%	3.64%	97 bps
Net income ($M)	$500.7	$300.0	66.9%
Non-GAAP net income ($M)(1)	$681.5	$454.8	49.9%
Diluted earnings per common share ("EPS")	$9.74	$7.17	35.8%
Non-GAAP Diluted EPS(1)	$13.26	$10.87	22.0%

Fiscal 2019 Highlights:

•

Technology Solutions: Revenue was $19.1 billion, up 10.1% from the prior fiscal year. Operating income was $519 million, or 2.7% of segment revenue, compared to $405 million, or 2.3% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $564 million, or 3.0% of segment revenue, in fiscal year 2019, compared to $463 million, or 2.7% of segment revenue, in the prior fiscal year.

•

Concentrix: Revenue was $4.7 billion, up 91.1% from the prior fiscal year primarily due to the full year impact of the Convergys acquisition on October 5, 2018. Operating income was $294 million, or 6.3% of segment revenue, compared to $145 million, or 5.9% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $531 million, or 11.3% of segment revenue, in fiscal year 2018, compared to $257 million, or 10.4% of segment revenue, in the prior fiscal year.

First Quarter Fiscal 2020 Outlook:

The following statements are based on SYNNEX’ current expectations for the fiscal 2020 first quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.240 billion to $5.540 billion.
•	Net income is expected to be in the range of $114.7 million to $124.6 million and on a non-GAAP basis, net income is expected to be in the range of $157.3 million to $167.2 million.
•

Diluted earnings per share is expected to be in the range of $2.21 to $2.40 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $3.03 to $3.22, based on estimated outstanding diluted weighted average shares of 51.3 million.

•	After-tax amortization of intangibles is expected to be $36.2 million, or $0.70 per share.
•	After-tax acquisition-related and integration expense is expected to be $6.4 million, or $0.12 per share.

Dividend Announcement

SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.40 per common share, a 2.5-cent increase over the previous quarter’s dividend. The dividend is payable on January 31, 2020 to stockholders of record as of the close of business on January 24, 2020.

Conference Call and Webcast

SYNNEX issued a separate news release today and announced plans to separate into two independent publicly traded companies: a top three Americas and Japan IT distribution company (SYNNEX Technology Solutions) and a top two global customer experience solutions company (Concentrix). SYNNEX will host a conference call for investors to discuss this transaction and to review its fiscal 2019 fourth quarter results at 2:00 p.m. (PT)/5:00 p.m. (ET) today.

Conference ID 9038089

Live call (866) 393-4306 or (763) 488-9145 (Int’l)

Live audio webcast of the earnings call will be accessible at http://ir.synnex.com, and a replay of the webcast will be available following the call.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in eight industry verticals: technology & consumer electronics; banking, financial services & insurance; healthcare; media & communications; retail & e-commerce; travel & transportation; automotive; and energy & public-sector. We are Different by Design. Visit concentrix.com to learn more.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.

In fiscal year 2019, non-GAAP net income and non-GAAP diluted earnings per share also exclude gains upon the settlement of contingent consideration and a contingent gain related to the Westcon-Comstor Americas acquisition.

In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of an adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes a transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate.

Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from both operating income and equity, the impact of the contingent consideration gain and a contingent gain, and the U.S. tax reform adjustment on equity.

SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, SYNNEX believes it is a more conservative measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental information section at the end of this press release.

(2)Fiscal 2018 fourth quarter and year-to-date financial statements have been adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis. Impact of adoption of the new guidance on the Consolidated Statement of Operations is presented in the supplementary information section at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of SYNNEX for future operations, including the separation transaction; the future performances of SYNNEX and Concentrix if the separation is completed; our expectations and outlook for the fiscal 2020 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles, after-tax acquisition-related and integration expenses; and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of separation closing conditions; the ability to realize the anticipated benefits of the separation; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against us, the ability to retain key personnel; negative effects of the transaction announcement or the consummation of the proposed separation on the market price of the capital stock of SYNNEX; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2018 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands)

(Amounts may not add due to rounding)

(unaudited)

	November 30, 2019	November 30, 2018
ASSETS		(Adjusted)(1)
Current assets:
Cash and cash equivalents	$225,529	$454,694
Accounts receivable, net	3,926,709	3,640,496
Receivable from vendors, net	368,505	351,744
Inventories	2,547,224	2,392,559
Other current assets	385,024	323,323
Total current assets	7,452,992	7,162,817
Property and equipment, net	569,899	571,326
Goodwill	2,254,402	2,203,316
Intangible assets, net	1,162,212	1,377,305
Deferred tax assets	97,539	76,508
Other assets	160,917	152,227
Total assets	$11,697,960	$11,543,498

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$298,969	$833,216
Accounts payable	3,149,443	3,048,102
Accrued compensation and benefits	402,771	358,352
Other accrued liabilities	723,716	672,635
Income taxes payable	32,223	41,322
Total current liabilities	4,607,122	4,953,627
Long-term borrowings	2,718,267	2,622,782
Other long-term liabilities	361,911	325,119
Deferred tax liabilities	222,210	206,916
Total liabilities	7,909,510	8,108,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 53,154 and 52,861 shares issued as of November 30, 2019 and 2018, respectively	53	53
Additional paid-in capital	1,545,421	1,512,201
Treasury stock, 2,399 and 2,167 shares as of November 30, 2019 and 2018, respectively	(172,627)	(149,533)
Accumulated other comprehensive income (loss)	(209,077)	(126,288)
Retained earnings	2,624,680	2,198,621
Total stockholders' equity	3,788,450	3,435,054
Total liabilities and equity	$11,697,960	$11,543,498

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue:
Products	$5,374,241	$4,576,487	$19,069,966	$17,323,078
Services	1,207,052	967,559	4,687,327	2,444,867
Total revenue	6,581,293	5,544,046	23,757,293	19,767,945
Cost of revenue:
Products	(5,036,301)	(4,302,465)	(17,912,711)	(16,326,576)
Services	(750,453)	(587,472)	(2,946,664)	(1,514,470)
Gross profit	794,539	654,110	2,897,917	1,926,899
Selling, general and administrative expenses	(526,251)	(453,215)	(2,084,156)	(1,376,664)
Operating income	268,288	200,895	813,761	550,236
Interest expense and finance charges, net	(38,726)	(30,791)	(166,421)	(84,675)
Other income (expense), net	10,599	(5,487)	30,363	(8,984)
Income before income taxes	240,161	164,617	677,703	456,577
Provision for income taxes	(64,160)	(49,415)	(176,991)	(156,596)
Net income	$176,001	$115,201	$500,712	$299,981
Earnings per common share:
Basic	$3.44	$2.46	$9.79	$7.21
Diluted	$3.41	$2.45	$9.74	$7.17
Weighted-average common shares outstanding:
Basic	50,693	46,429	50,669	41,215
Diluted	51,032	46,633	50,936	41,451

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Segment Information

(currency in thousands)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue:
Technology Solutions	$5,374,241	$4,576,491	$19,069,970	$17,323,163
Concentrix	1,212,836	972,286	4,707,912	2,463,151
Inter-segment elimination	(5,784)	(4,730)	(20,589)	(18,369)
Consolidated	$6,581,293	$5,544,046	$23,757,293	$19,767,945

Operating income:
Technology Solutions	$166,834	$125,549	$519,429	$405,474
Concentrix	101,454	75,346	294,332	144,761
Consolidated	$268,288	$200,895	$813,761	$550,236

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Impact of adoption of Accounting Standards Codification (“ASC”) Topic 606 on Revenue and Earnings

(currency in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
Revenue
Consolidated
Revenue as previously reported		$5,622,201		$20,053,764
Impact of adoption of ASC Topic 606		(78,155)		(285,819)
Revenue in accordance with ASC Topic 606(1)	$6,581,293	$5,544,046	$23,757,293	$19,767,945

Technology Solutions
Revenue as previously reported		$4,654,646		$17,608,982
Impact of adoption of ASC Topic 606		(78,155)		(285,819)
Revenue in accordance with ASC Topic 606(1)	$5,374,241	$4,576,491	$19,069,970	$17,323,163

Concentrix
Revenue as previously reported		$972,286		$2,463,151
Impact of adoption of ASC Topic 606		—		—
Revenue in accordance with ASC Topic 606(1)	$1,212,836	$972,286	$4,707,912	$2,463,151

(1)Approximate value of transactions offset, in accordance with revenue recognition guidance on Principal versus Agent considerations, in circumstances where SYNNEX assumed an agency relationship, against cost of sales to present the margin earned on these transactions in revenue, with no associated cost of revenue.	$819,000	$892,000	$3,366,000	$3,090,000

SYNNEX Corporation

Impact of adoption of Accounting Standards Codification (“ASC”) Topic 606 on Revenue and Earnings

(currency in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018		November 30, 2018
Consolidated Statements of Operations	As reported	As adjusted	As reported	As adjusted
Revenue:
Products	$4,654,642	$4,576,487	$17,608,897	$17,323,078
Services	967,559	967,559	2,444,867	2,444,867
Total revenue	5,622,201	5,544,046	20,053,764	19,767,945
Cost of revenue:
Products	(4,383,245)	(4,302,465)	(16,611,595)	(16,326,576)
Services	(587,472)	(587,472)	(1,514,470)	(1,514,470)
Gross profit	651,485	654,110	1,927,699	1,926,899
Selling, general and administrative expenses	(453,215)	(453,215)	(1,376,664)	(1,376,664)
Operating income	198,270	200,895	551,036	550,236
Interest expense and finance charges, net	(30,791)	(30,791)	(84,675)	(84,675)
Other income (expense), net	(5,487)	(5,487)	(8,984)	(8,984)
Income before income taxes	161,992	164,617	457,377	456,577
Provision for income taxes	(48,811)	(49,415)	(156,779)	(156,596)
Net income	$113,180	$115,201	$300,598	$299,981
Earnings per common share:
Basic	$2.42	$2.46	$7.23	$7.21
Diluted	$2.41	$2.45	$7.19	$7.17
Non-GAAP financial measures
Non-GAAP operating income	$265,132	$267,757	$720,500	$719,700
GAAP operating margin	3.53%	3.62%	2.75%	2.78%
Non-GAAP operating margin	4.72%	4.83%	3.59%	3.64%
Non-GAAP net income	$171,522	$173,586	$455,428	$454,794
Non-GAAP diluted EPS	$3.65	$3.69	$10.89	$10.87

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue in constant currency
Consolidated
Revenue	$6,581,293	$5,544,046	$23,757,293	$19,767,945
Foreign currency translation	16,349		143,530
Revenue in constant currency	$6,597,642	$5,544,046	$23,900,823	$19,767,945

Technology Solutions
Revenue	$5,374,241	$4,576,491	$19,069,970	$17,323,163
Foreign currency translation	5,666		89,786
Revenue in constant currency	$5,379,907	$4,576,491	$19,159,756	$17,323,163

Concentrix
Revenue	$1,212,836	$972,286	$4,707,912	$2,463,151
Foreign currency translation	10,683		53,744
Revenue in constant currency	$1,223,519	$972,286	$4,761,656	$2,463,151

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$526,251	$453,215	$2,084,156	$1,376,664
Acquisition-related and integration expenses	17,872	21,713	71,454	45,132
Amortization of intangibles	51,937	44,662	208,901	122,544
Adjusted selling, general and administrative expenses	$456,442	$386,840	$1,803,801	$1,208,988

Technology Solutions
GAAP selling, general and administrative expenses	$171,105	$148,476	$637,830	$591,106
Acquisition-related and integration expenses	-	1,293	981	7,642
Amortization of intangibles	10,907	12,205	43,875	50,007
Adjusted selling, general and administrative expenses	$160,198	$134,978	$592,974	$533,457

Concentrix
GAAP selling, general and administrative expenses	$356,977	$306,670	$1,454,116	$792,791
Acquisition-related and integration expenses	17,872	20,420	70,473	37,490
Amortization of intangibles	41,030	32,457	165,026	72,537
Adjusted selling, general and administrative expenses	$298,075	$253,793	$1,218,617	$682,764

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Operating income and Operating margin
Consolidated
Revenue	$6,581,293	$5,544,046	$23,757,293	$19,767,945

GAAP operating income	$268,288	$200,895	$813,761	$550,236
Acquisition-related and integration expenses	17,872	21,713	71,454	45,132
Amortization of intangibles	52,332	45,149	210,481	124,332
Non-GAAP operating income	$338,492	$267,757	$1,095,696	$719,700
Depreciation (excluding accelerated depreciation included in acquisition-related expenses above)	38,273	33,924	157,277	100,955
Adjusted EBITDA	$376,765	$301,681	$1,252,973	$820,655

GAAP operating margin	4.08%	3.62%	3.43%	2.78%
Non-GAAP operating margin	5.14%	4.83%	4.61%	3.64%

Technology Solutions
Segment revenue	$5,374,241	$4,576,491	$19,069,970	$17,323,163

GAAP operating income	$166,834	$125,549	$519,429	$405,474
Acquisition-related and integration expenses	—	1,293	981	7,642
Amortization of intangibles	10,907	12,205	43,875	50,007
Non-GAAP operating income	$177,741	$139,047	$564,285	$463,123
Depreciation	5,735	5,625	22,454	20,681
Adjusted EBITDA	$183,476	$144,672	$586,739	$483,804

GAAP operating margin	3.10%	2.74%	2.72%	2.34%
Non-GAAP operating margin	3.31%	3.04%	2.96%	2.67%

Concentrix
Segment revenue	$1,212,836	$972,286	$4,707,912	$2,463,151

GAAP operating income	$101,454	$75,346	$294,332	$144,761
Acquisition-related and integration expenses	17,872	20,420	70,473	37,490
Amortization of intangibles	41,425	32,944	166,606	74,325
Non-GAAP operating income	$160,751	$128,710	$531,411	$256,576
Depreciation (excluding accelerated depreciation included in acquisition-related expenses above)	32,538	28,299	134,823	80,274
Adjusted EBITDA	$193,289	$157,009	$666,234	$336,850

GAAP operating margin	8.37%	7.75%	6.25%	5.88%
Non-GAAP operating margin	13.25%	13.24%	11.29%	10.42%

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
		(Adjusted)(1)		(Adjusted)(1)
Net income
Net income	$176,001	$115,201	$500,712	$299,981
Acquisition-related and integration expenses	17,872	21,713	71,283	42,498
Amortization of intangibles	52,332	45,149	210,481	124,332
Contingent consideration	—	—	(19,034)	—
Acquisition-related contingent gain	(11,112)	—	(11,112)	—
Income taxes related to the above(2)	(15,492)	(16,887)	(70,820)	(45,128)
U.S. tax reform adjustment	—	8,410	—	33,111
Non-GAAP net income	$219,601	$173,586	$681,510	$454,794

Diluted earnings per common share ("EPS")(3)
Net income	$176,001	$115,201	$500,712	$299,981
Less: net income allocated to participating securities	1,812	995	4,573	2,716
Net income attributable to common stockholders	174,189	114,206	496,139	297,265
Acquisition-related and integration expenses attributable to common stockholders	17,680	21,515	70,623	42,106
Amortization of intangibles attributable to common stockholders	51,771	44,737	208,531	123,186
Contingent consideration attributable to common stockholders	—	—	(18,858)	—
Acquisition-related contingent gain attributable to common stockholders	(10,993)	—	(11,009)	—
Income taxes related to the above attributable to common stockholders(2)	(15,326)	(16,733)	(70,164)	(44,712)
U.S. tax reform adjustment attributable to common stockholders	—	8,333	—	32,806
Non-GAAP net income attributable to common stockholders	$217,322	$172,058	$675,262	$450,651

Weighted-average number of common shares - diluted:	51,032	46,633	50,936	41,451

Diluted EPS(3)	$3.41	$2.45	$9.74	$7.17
Acquisition-related and integration expenses	0.35	0.46	1.39	1.02
Amortization of intangibles	1.01	0.96	4.09	2.97
Contingent consideration	—	—	(0.37)	—
Acquisition-related contingent gain	(0.22)	—	(0.22)	—
Income taxes related to the above(2)	(0.30)	(0.36)	(1.38)	(1.08)
U.S. tax reform adjustment	—	0.18	—	0.79
Non-GAAP Diluted EPS	$4.26	$3.69	$13.26	$10.87

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
(Currency in thousands)	November 30, 2019	November 30, 2018	November 30, 2019	November 30, 2018
Net cash provided by operating activities	$349,280	$141,092	$549,918	$100,706
Purchases of property and equipment	(45,825)	(49,832)	(137,423)	(125,305)
Free cash flow	$303,455	$91,260	$412,495	$(24,599)

	Forecast
	Three Months Ending February 29, 2020
(Amounts in millions, except per share amounts)	Low	High
Net income	$114.7	$124.6
Acquisition-related and integration expenses	8.3	8.3
Amortization of intangibles	47.0	47.0
Income taxes related to the above(2)	(12.7)	(12.7)
Non-GAAP net income	$157.3	$167.2

Diluted EPS(3)	$2.21	$2.40
Acquisition-related and integration expenses	0.16	0.16
Amortization of intangibles	0.91	0.91
Income taxes related to the above(2)	(0.25)	(0.25)
Non-GAAP Diluted EPS	$3.03	$3.22

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% and 0.9% of Net income for the three months ended November 30, 2019 and 2018, respectively. Net income allocated to participating securities was approximately 0.9% of Net income for both the years ended November 30, 2019 and 2018. Net income allocable to participating securities is estimated to be approximately 1.2% of the forecast Net income for the three months ending February 29, 2020.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	November 30, 2019	November 30, 2018
		(Adjusted)(1)
ROIC
Operating income (trailing fiscal four quarters)(1)	$813,761	$550,236
Income taxes on operating income(2)	(211,985)	(188,731)
Operating income after taxes(1)	$601,776	$361,505

Total borrowings, excluding book overdraft (last five quarters average)	$3,364,846	$2,164,694
Total equity (last five quarters average)	3,574,562	2,536,835
Less: U.S. cash and cash equivalents (last five quarters average)	(66,036)	(134,377)
Total invested capital	$6,873,372	$4,567,152

ROIC	8.8%	7.9%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)(1)	$1,095,696	$719,700
Income taxes on Non-GAAP operating income(2)	(288,168)	(194,679)
Non-GAAP operating income after taxes(1)	$807,528	$525,021

Total invested capital	$6,873,372	$4,567,152
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	487,301	314,248
Total Non-GAAP invested capital	$7,360,673	$4,881,400

Adjusted ROIC	11.0%	10.8%

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

(2) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods. In fiscal year 2018, the effective tax rate for non-GAAP operating income excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Adjusted EBITDA leverage ratio

		November 30, 2019	November 30, 2018
Total borrowings, excluding book overdraft	(a)	$3,014,152	$3,451,006
Trailing fiscal four quarters Adjusted EBITDA(1)	(b)	$1,252,973	$820,655
Debt to Adjusted EBITDA leverage ratio	(c)=(a)/(b)	2.4	4.2

(1) Adjusted EBITDA for all fiscal quarters in 2019 and 2018 included in the trailing fiscal four quarters calculation reflects the adoption of ASC Topic 606.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2019	November 30, 2018
			(Adjusted)(1)
Days sales outstanding
Revenue (products and services)	(a)	$6,581,293	$5,544,046
Accounts receivable, net	(b)	3,926,709	3,640,496
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	54	60

Days inventory outstanding
Cost of revenue (products and services)	(d)	$5,786,754	$4,889,937
Inventories	(e)	2,547,224	2,392,559
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	40	45

Days payable outstanding
Cost of revenue (products and services)	(g)	$5,786,754	$4,889,937
Accounts payable	(h)	3,149,443	3,048,102
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	50	57

Cash conversion cycle	(j) = (c)+(f)-(i)	44	48

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436